STRUCTURING FEE AGREEMENT



                                                              November [ ], 2012

J.J.B. Hilliard, W.L. Lyons, LLC
500 West Jefferson Street
Louisville, Kentucky 40202

Ladies and Gentlemen:

      Reference is made to the Underwriting Agreement dated November [ ], 2012 (the "Underwriting Agreement"), by and among First Trust MLP and Energy Income Fund (the "Fund"), First Trust Advisors L.P. (the "Adviser"), Energy Income Partners, LLC (the "Sub-Adviser," and together with the Adviser, the "Advisers") and each of the Underwriters named in Schedule I thereto, severally, with respect to the issue and sale of the Fund's Common Shares (the "Offering"), as described therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

      1. Fee. In consideration of your services in offering advice relating to the structure, design and organization of the Fund and the distribution of the Fund's common shares of beneficial interest, par value $0.01 per share, which may but need not necessarily include views from an investor market and distribution perspective on (i) diversification, proportion and concentration approaches for the Fund's investments in light of current market conditions,
(ii) marketing issues with respect to the Fund's investment policies and proposed investments, (iii) the proportion of the Fund's assets to invest in the Fund's strategies and (iv) the overall marketing and positioning thesis for the Offering, the Advisers shall pay a fee to you in the aggregate amount of $[ ] (the "Fee"), $[ ] of which will be paid by the Adviser, and $[ ] of which will be paid by the Sub-Adviser. The Fee shall be paid on or before the Closing Date. The payment shall be made by wire transfer to the order of J.J.B. Hilliard, W.L. Lyons, LLC. The Advisers acknowledge that the Fee is in addition to any compensation you earn in connection with your role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the marketing and structuring services described above. In the event the Offering does not proceed, you will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to you pursuant to the terms of the Underwriting Agreement.

      2. Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.

      3. Indemnification. The Advisers agree to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

      4. Not an Investment Adviser; No Fiduciary Duty. The Advisers acknowledge that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the


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Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between you and the Advisers. In addition, nothing in this Agreement shall be construed to constitute you as the agent or employee of the Advisers or the Advisers as your agent or employee, and no party shall make any representation to the contrary. It is understood that you are engaged hereunder as an independent contractor solely to provide the services described above to the Advisers and that you are not acting as an agent or fiduciary of, and you shall not have any duties or liability to, the current or future partners, members or equity owners of the Advisers or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Advisers have the authority to waive such duties and liabilities. Furthermore, the Advisers agree that they are solely responsible for making their own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Advisers on related or other matters).

      5. Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

      6. Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties.

      7. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

      8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                                 [END OF TEXT]


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


      This Agreement shall be effective as of the date first written above.

                                          FIRST TRUST ADVISORS L.P.



                                          By:
                                               -----------------------------
                                               Name:
                                               Title:


                                          ENERGY INCOME PARTNERS, LLC



                                          By:
                                               -----------------------------
                                               Name:
                                               Title:



Agreed and Accepted:

J.J.B. HILLIARD, W.L. LYONS, LLC


By:
    -----------------------------
    Name:
    Title:

                           INDEMNIFICATION AGREEMENT

                                                              November [ ], 2012

J.J.B. Hilliard, W.L. Lyons, LLC
500 West Jefferson Street
Louisville, Kentucky 40202

Ladies and Gentlemen:

      In connection with the engagement of J.J.B. Hilliard, W.L. Lyons, LLC (the "Bank") to advise and assist the undersigned, First Trust Advisors L.P., together with its affiliates and subsidiaries (the "Adviser") and Energy Income Partners, LLC (the "Sub-Adviser," and together with the Adviser, the "Companies") with respect to the matters set forth in the Structuring Fee Agreement dated November [ ], 2012 between the Companies and the Bank (the "Agreement"), in the event that the Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents or the successors or assigns of any of the foregoing persons (the Bank and each such other person or entity being referred to as an "Indemnified Party") becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") with respect to the services performed pursuant to and in accordance with the Agreement, the Companies agree to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including reasonably incurred fees and expenses of counsel to the Indemnified Parties, with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Companies will reimburse such Indemnified Party for legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by such Indemnified Party in connection therewith; provided that in any Proceeding, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonably incurred fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Proceeding include both the Indemnified Party and the indemnifying party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such Proceeding or (iv) the indemnifying party shall authorize the Indemnified

Party to employ separate counsel at the expense of the indemnifying party. Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Companies in writing of the commencement thereof; but the failure so to notify the Companies (i) will not relieve the Companies from liability under this paragraph to the extent they are not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Companies from any liability which they may have otherwise than on account of this Indemnification Agreement. Counsel to the Indemnified Parties shall be selected by the Bank. The Companies may participate at their own expense in the defense of any such action; provided, however, that counsel to the Companies shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Parties.

      If such indemnification were not to be available for any reason, the Companies agree to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Adviser and its partners and affiliates and the Sub-Adviser and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Adviser and its partners and affiliates and the Sub-Adviser and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations. The Companies agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Adviser and its partners and affiliates and the Sub-Adviser and its members and affiliates, on the one hand, and the Indemnified Parties, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Adviser and its partners and affiliates and the Sub-Adviser and its members and affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Companies contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Companies or other conduct by the Companies (or their employees or other agents), on the one hand, or by the Bank, on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Companies if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Companies were not guilty of such fraudulent misrepresentation. The Companies will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Bank's prior written consent (which consent shall not be unreasonably withheld). The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

      The Companies agree that no Indemnified Party shall have any liability to the Companies or any person asserting claims on behalf of or in right of the Companies with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Companies resulted primarily from the gross negligence or willful misconduct of the Bank in performing the services that are the subject of the Agreement.

      THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANIES AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANIES HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE COMPANIES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. THE COMPANIES AGREE THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANIES AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANIES ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

      The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank's engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                          Very truly yours,


                                          FIRST TRUST ADVISORS L.P.



                                          By:
                                               -----------------------------
                                               Name:
                                               Title:


                                          ENERGY INCOME PARTNERS, LLC



                                          By:
                                               -----------------------------
                                               Name:
                                               Title:



Agreed and Accepted:

J.J.B. HILLIARD, W.L. LYONS, LLC


By:
    -----------------------------
    Name:
    Title: